                                                                   EXHIBIT 10.35


                              CERIDIAN CORPORATION
                           DEFERRED COMPENSATION PLAN

                         FOURTH DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Deferred Compensation Plan, the undersigned hereby amends the Plan in the manner desribed below.

1.    Section 3.2(e) of the Plan is amended to read as follows:

      (e) Timing of Credits. Deferrals of an Active Participant's Base Compensation, Annual Bonus and Eligible Long-Term Bonus pursuant to this section will be credited to his or her Participant Deferral Account as of the last day of the calendar month first following the date on which the Participant would have otherwise received the Base Compensation, Annual Bonus or Eligible Long-Term Bonus but for his or her deferral election pursuant to this section.

2.    Section 3.4(j)(viii)(2) of the Plan is amended to read as follows:

      (2) CHANGE OF CONTROL. "Change of Control" shall mean the first of the following events to occur:

            (A) there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

            (B) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of securities of the Company representing (20%) or more of the total combined voting power of the Company 's then issued and outstanding securities is acquired by any person or entity or group of associated persons or entities acting in concert; provided, however, that for purposes of hereof, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any of its subsidiaries, (II) any acquisition directly from the Company or any of its subsidiaries, (III) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (V) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (VI) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (VII) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (A) above, does not constitute a Change of Control; or

      (C) there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company 's assets, other than a sale or disposition by the Company of all or substantially all of the Company 's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

      (D) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

      (E) a change in the composition of the Board such that the "Continuity Directors" cease for any reason to constitute at least a majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (I) were directors on January 29, 2002, or (II) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

      (F) such other event or transaction as the Board shall determine constitutes a Change of Control.

3.    A new Sub-Section (D) is added to Section 6.2 as follows:

      (D) Notwithstanding anything in the Plan to the contrary, from and after the occurrence of a Change of Control, no amendment may be made to the Plan that would adversely affect the terms and conditions associated with the Account balance of any Participant as of the date of the Change of Control.

The foregoing amendments are effective as of January 29, 2002.

The undersigned has caused this instrument to be executed by its duly authorized officers this 29th day of January, 2002.

                                            CERIDIAN CORPORATION


Attest: /s/ William E. McDonald             By /s/ Shirley J. Hughes
        ----------------------------           ---------------------------------
        Deputy Secretary                       Senior Vice President


                                       3